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                                                                      EXHIBIT 11

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated September 11, 1996, in this Registration Statement (Form N-1A No. 33-87254) of Managed Accounts Services Portfolio Trust (comprising, respectively, PACE Money Market Investments, PACE Government Securities Fixed Income Investments, PACE Intermediate Fixed Income Investments, PACE Strategic Fixed Income Investments, PACE Municipal Fixed Income Investments, PACE Global Fixed Income Investments, PACE Large Company Value Equity Investments, PACE Large Company Growth Equity Investments, PACE Small/Medium Company Value Equity Investments, PACE Small/Medium Company Growth Equity Investments, PACE International Equity Investments and PACE International Emerging Markets Equity Investments).

                                                        [SIG]

                                          Ernst & Young LLP

New York, New York
October 14, 1996